[LETTERHEAD OF ANDERSON ASSOCIATES, LLP]


  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
BCSB Bankcorp, Inc.
4111 East Joppa Road
Baltimore, Maryland 21236

         Re: Registration Statement on Form S-8
             BCSB Bankcorp, Inc. Management Recognition Plan and
             BCSB Bankcorp, Inc. 1999 Stock Option Plan


         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated September 30, 1998, on our audits of the consolidated statements of financial condition of BCSB Bankcorp, Inc. and Subsidiaries as of September 30, 1998 and September 30, 1997, and the related consolidated statements of income, equity and cash flows for the years then ended, which were included in BCSB Bankcorp, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended September 30, 1998.




                        /s/Anderson Associates, LLP
                        ----------------------------------
                        Anderson Associates, LLP

August 9, 1999
Baltimore, Maryland